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                            [WaMu Capital Corp. LOGO]
                        A Washington Mutual, Inc. Company

                                  WMALT 2005-4
                          15 Year Conforming 5.0% Alt-A
                                   Term Sheet

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
Deal Size                                                         $31 MM +/-

GWAC                                                              5.35% +/-

WAM                                                               177 +/-

California                                                        26% Approx.

FICO                                                              725 +/-

Average Loan Balance                                              $156,000 +/-

WA LTV                                                            60% +/-

Cash-Out Refi                                                     50% +/-

SF/PUD                                                            70% +/-
2-4 Family                                                        20% +/-

Full Doc                                                          32% +/-
Reduced Doc                                                       36% +/-
No Doc                                                            30% +/-
No Ratio                                                          3% +/-

Investor Property                                                 38% +/-

Prepay Penalty                                                    6% +/-

AAA Ratings                                                       S&P and Moodys

Estimated Subordination Level*                                    5.5% +/-

Settlement Date                                                   5/31/2005

Clean Up Call                                                     10%
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                        * Subordination will be crossed.
                          All numbers are approximate.
               All tranches are subject to 10% delivery variance.

THIS INFORMATION HAS BEEN PREPARED AND FURNISHED TO YOU BY WAMU CAPITAL CORP. THE ISSUER OF THE SECURITIES DID NOT PARTICIPATE IN THE PREPARATION OF THIS INFORMATION AND THE ISSUER HAS NOT INDEPENDENTLY VERIFIED THE ACCURACY OR COMPLETENESS OF THIS INFORMATION. WAMU CAPITAL CORP IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

THE INFORMATION CONTAINED HEREIN IS PRELIMINARY AND SUBJECT TO CHANGE AND SUPERSEDES INFORMATION CONTAINED IN ANY PRIOR TERM SHEET FOR THIS TRANSACTION. THIS PRELIMINARY TERM SHEET DOES NOT CONTAIN ALL OF THE INFORMATION REQUIRED TO BE INCLUDED IN THE FINAL PROSPECTUS SUPPLEMENT.

PROSPECTIVE INVESTORS IN THE SECURITIES SHOULD READ THE RELEVANT DOCUMENTS FILED, OR TO BE FILED, WITH THE SECURITIES AND EXCHANGE COMMISSION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH DOCUMENTS MAY BE OBTAINED WITHOUT CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

ALTHOUGH A REGISTRATION STATEMENT (INCLUDING THE BASE PROSPECTUS) RELATING TO THE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE, THE FINAL PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES DISCUSSED IN THIS COMMUNICATION HAS NOT YET BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING THE WAMU CAPITAL CORP TRADING DESK AT 212-702-6910, OR BY CONTACTING WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. AT 847-548-6500.